Exhibit 4.3

THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY, HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE 1933 ACT), AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S OF THE 1933
ACT) EXCEPT PURSUANT TO REGISTRATION UNDER OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT.


Warrant No.:                                           Right to Purchase 300,000
            ---                                        Shares of Common Stock of
December __,1997                                       Champion Financial Corp.



VOID UNLESS EXERCISED BEFORE 5:00 P.M., EASTERN STANDARD TIME ON DECEMBER 31, 2002.

                            CHAMPION FINANCIAL CORP.

                     Series 1 Common Stock Purchase Warrant


         Champion Financial Corp., a corporation (the "Company"), hereby certifies that, for value received, London Select Enterprises, Ltd. or assigns, is entitled, subject to the terms set forth below, to purchase from the Company, commencing January 1, 1997, at any time or from time to time before 5:00 p.m., Eastern Standard Time, on or before December 31, 2002, 300,000 fully paid and nonassessable shares of Common Stock $.001 par value, of the Company, at an exercise price per share equal to $11.50. Such exercise price per share as adjusted from time to time as herein provided is referred to herein as the Exercise Price. The number and character of such shares of Common Stock and the Exercise Price are subject to adjustment as provided herein.

         As used herein, the following terms, unless the context otherwise requires, have the following respective meanings:

         (a) The term "Company" shall include Champion Financial Corp., a corporation duly organized and existing under the laws of _________ , and any corporation which shall succeed or assume the obligations of the Company hereunder.

         (b) The term "Common Stock" includes (a) the Company's Common Stock, $.001 par value per share, as authorized, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after such date, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency), (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise, or the conversion of promissory notes or other obligations of the Company.

         (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Other Securities pursuant to Sections 3 or 4 or otherwise.

         1. Exercise of Warrant.

         1.1. Full Exercise. This Warrant may be exercised in full by the holder hereof by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Exercise Price then in effect.

         1.2. Partial Exercise. This Warrant may be exercised in part by surrender of this Warrant in the manner and at the place provided in Section 1.1 except that the amount payable by the holder on such partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock designated by the holder in the subscription at the end hereof by {b) the Exercise Price then in effect. On any such partial exercise, the Company at its expense will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock for which such Warrant or Warrants may still be exercised.

         2. Delivery of Stock Certificates of Exercise. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within sixty (60) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (or Other Securities) to which such holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then current market value of one full share, together with any other Stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to
Section 1 or otherwise.

         3. Adjustment for Reorganization Consolidation or Merger.

         3.1. Reorganization, Consolidation or Merger. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person or entity, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the holder of the Warrant, on the exercise hereof as provided in
Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable an such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 4 and 5.

         3.2. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and Other Securities and property receivable on the exercise of the Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant.

         4. Adjustments for Stock Dividends and Stock Splits. In the event that the Company shall (i) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock, or (iii) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stack, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then prevailing Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event (calculated assuming the conversion or exchange of all outstanding shares of convertible or exchangeable securities of the Company which are convertible or exchangeable into, or exercisable for, shares of Common Stock) and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event (calculated assuming the conversion or exchange of all outstanding shares of convertible or exchangeable securities of the Company which are convertible or exchangeable into, or exercisable for, shares of Common Stock), and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 4) be issuable on such exercise, by a fraction of which (i) the numerator is the Exercise Price which would otherwise (but for the provisions of this Section 4) be in effect, and (ii) the denominator is the Exercise Price in effect on the date of such exercise.

         5. Adjustment for Dividends in Other Stock, Property and Reclassifications. In case at any time or from time to time, the holders of Common Stock (or Other Securities) shall have received, or (on or after the record date fixed for the determination of stockholders eligible to receive) shall have become entitled to receive without payment therefor,

         (a) other or additional stock or other securities or property (other than cash) by way of dividend, or

         (b) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than additional shares of Common Stock (or Other Securities) issued as a stock dividend or in a stock-split (adjustments in respect of which, in the case of Common Stock, are provided for in Section 4), then and in each such case the holder of this Warrant, on the exercise hereof as provided in Section 1, shall be entitled to receive the amount of other or additional stock and other securities and property (including cash in the cases referred to in subdivision
(b) of this Section 5) which such holder would hold on the date of such exercise if on the date of distribution of such other or additional stock or other securities and property, or on the record date fixed for determining the shareholders entitled to receive such other or additional stock or other securities and property, such holder had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date thereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in subdivision (b) of this Section 5) receivable by such holder as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 3 and 4.

         6. Notices of Record Date. In the event of

         (a) any taking by the Company of a record of the holders of any class or securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

         (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

         (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and in each such event the Company will mail or cause to be mailed to the holder of this Warrant a notice specifying
         (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the date specified in such notice an which any such action is to be taken.

         7. Reservation of Stock Issuable on Exercise on Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant; the shares of Common Stock which the holder of this Warrant shall receive upon exercise of the Warrant will be duly authorized, validly issued, fully paid and non-assessable.

         8. Exchange of Warrant. On surrender for exchange of this Warrant, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

         9. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         10. Warrantholder Not Deemed Stockholder; Restrictions on Transfer. This Warrant is issued upon the following terms, to all of which each holder or owner hereof by the taking hereof consents and agrees:

         (a) No holder of this Warrant shall, as such, be deemed the holder of Common Stock that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon such holder, as such, any of the rights of a stockholder of the Company until such holder shall have exercised the Warrant and been issued shares of Common Stock in accordance with the provisions hereof.

         (b) Neither this Warrant nor any shares of Common Stock purchased pursuant to this Warrant shall be registered under the Securities Act of 1933 (the "Securities Act") and applicable state securities laws, Therefore, the Company may require, as a condition of allowing the transfer or exchange of this Warrant or such shares, that the holder or transferee of this Warrant or such shares, as the case may be, furnish to the Company an opinion of counsel acceptable to the Company to the effect that such transfer or exchange may be made without registration under the Securities Act and applicable state securities laws. The certificates evidencing the shares of Common Stock issued on the exercise of the Warrant shall bear a legend to the effect that the shares evidenced by such certificates have not been registered under the Securities Act and applicable state securities laws.

         (c) This Warrant is not transferable or assignable to any party without the prior written consent of the Company and an opinion of counsel satisfactory to the Company that such transfer is permissible under applicable law.

         11. Notices. All notices and other communications from the Company to the holder of this Warrant shall be mailed by (i) first class mail, postage prepaid, (ii) electronic facsimile transmission, or (iii) express overnight courier service, at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

         12. Lock-Up Agreement for Public Offering. In connection with any public offering of equity securities of the Company, the Warrantholder agrees not to sell, pledge, transfer or otherwise dispose of, or grant any option or purchase right with respect to, any shares of capital stock then owned by him and not otherwise offered in the public offering, or engage in any short sale, hedging transaction or other derivative security transaction involving the Common Stock, or other shares of Common Stock of the Company held by him, for such period of time commencing 30 days prior to the proposed effective date of such public offering until such period of time following the offering as the Company and the managing underwriter of such public offering deem necessary in order to ensure a stable and orderly trading market.

         13. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant and the shares of Common Stock underlying this Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         14. Right To Call By Company. At any time after the date that the 5 day average of the closing bid prices of the Common Stock is in excess of $3.60 and the Warrant holder fails to exercise his rights under this Warrant within 3 days of receipt of notice from Company, then any unexercised portion of this Warrant shall be cancelled and of no further force and effect.

         15. Expiration. The right to exercise this Warrant shall expire at 5:00 p.m., Eastern Standard Time, on December 31, 2002.


Dated: December __, 1997


ATTEST:                                           CHAMPION FINANCIAL CORP.

By:                                          By:
   --------------------------------             --------------------------------

Title:                                       Title:
      -----------------------------                -----------------------------

                              FORM OF SUBSCRIPTION
                   (To be signed only on exercise of Warrant)


To Champion Financial Corp.

         The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, shares of Common Stock of Champion Financial Corp., a corporation duly organized and existing under the laws of _________, and herewith makes payment of $___________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to ___________, whose address is ________________.


         The undersigned represents that it is not a U.S. Person as defined in Regulation S promulgated under the Securities Act of 1933, as amended, and is not converting the Debenture on behalf of any U.S. Person and the representations contained in the Subscription Agreement are true as of the date hereof.

Dated:                                  ----------------------------------------
                                       (Signature must conform to name of holder
                                        as specified on the face of the Warrant)



                                        ----------------------------------------

                                        ----------------------------------------
                                                          (Address)

                               FORM OF ASSIGNMENT
                   (To be signed only on transfer of Warrant)

         For value received, the undersigned hereby sells, assigns, and transfers unto ____________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of Champion Financial Corp., a corporation duly organized and existing under the laws of _________, to which the within Warrant relates, and appoints _________________ Attorney to transfer such right on the books of __________________ , a _________________ corporation, with full power of substitution in the premises.

Dated:                                  ----------------------------------------
                                       (Signature must conform to name of holder
                                        as specified on the face of the Warrant)



                                        ----------------------------------------

                                        ----------------------------------------
                                                          (Address)

Signed in the presence of:


-------------------------------------